                                  EXHIBIT 10.9

                                 LEASE AGREEMENT


      THIS LEASE AGREEMENT (the "Agreement") is made and entered into as of the 1st day of January, 1993, by and between Grant Park Nursing Home Limited Partnership, a District of Columbia limited partnership (hereinafter referred to as the "Lessor") and WelCare Acquisition Corp., a Georgia corporation (hereinafter referred to as the "Lessee").

                              W I T N E S S E T H :

      Lessor, for and in consideration of the covenants and agreements hereinafter mentioned to be kept and performed by the Lessee, does hereby demise and lease unto the Lessee the following described property and premises: That certain real property, more particularly described on Exhibit "A" attached hereto and incorporated herein by reference, improved with a 296-bed nursing home facility, together with Lessor's easements and appurtenances in adjoining and adjacent land, highways, roads, streets, lanes, whether public or private, reasonably required for the installation, maintenance, operation and service of sewer, water, gas, power, and other utility lines and for driveways and approaches to and from abutting highways for the use and benefit of the above-described parcel of real estate, together with that certain personal property, fixtures, equipment and supplies used in connection with such real estate and improvements (the "Property").

      NOW THEREFORE, in consideration of Ten Dollars ($10.00) in hand paid by each party to the other, the mutual promises herein contained and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

      1. Ownership. Lessor is the owner of the above-referenced nursing home known as the Grant Park Care Center, located on the Property, subject to that certain Mortgage (the "HUD Mortgage") between the Lessor and Quaker Mortgage Corporation, insured by the U.S. Department of Housing and Urban Development ("HUD"). The HUD Mortgage is attached hereto as Exhibit "B" and incorporated herein by reference.

      2. Term. The term of this Agreement shall commence on the 1st day of January, 1993, and shall end on the 31st day of December, 2002 unless sooner terminated; provided, however, that this Agreement shall not be effective until approved in writing by HUD. Lessee is hereby granted an option to extend this Agreement for two (2) additional five (5) year periods on substantially the same terms as provided in this Agreement. Lessee must notify the Lessor in writing of its election to exercise any of the renewal extensions at least three (3) months prior to the expiration of the then current lease term.

      3. Regulatory Agreement. The Regulatory Agreement, dated June 7, 1982, by and between the Lessor and HUD (the "Regulatory Agreement") is attached hereto as Exhibit "C" and incorporated herein by reference. To the extent that any provisions of this Agreement conflict or are inconsistent with the Regulatory Agreement and the HUD Mortgage, the Regulatory Agreement and HUD Mortgage shall control.

      4. Rental Payments. Rent shall be composed of Base Rent and Additional
Rent.

            A. Base Rent. Lessee shall pay to Lessor a minimum Base Rent for the Property in advance upon the first day of each and every month during the term of this Agreement which Base Rent shall equal the sum of all of the following:

                  i. The amount required to pay the monthly debt service under the HUD Mortgage, including the mortgage insurance premium, if any; and

                  ii. One twelfth (1/12) of Ten percent (10%) of the Adjusted Capital Investment. Adjusted Capital Investment shall equal the Original Capital Investment (as defined in the Lessor's Sixth Amended and Restated Limited Partnership Agreement, as amended (the "Partnership Agreement")) of the Limited Partners of Lessor less the Original Capital Investment previously returned to the Limited Partners of Lessor by way of distribution or return of reserves or otherwise.

            B. Initial Monthly Lessee Payments. If any additional monthly Gross Revenues (as hereinafter defined) are available after payment of the Base Rent, Lessee shall retain six percent (6%) of the monthly Gross Revenues derived from the operation of the Property. In the event that Lessee elects to exercise its renewal option, Lessee shall retain six percent (6%) of the monthly Gross Revenues derived from the operation of the Property. "Gross Revenues" shall mean all revenues derived from operations of the nursing home, determined on an accrual basis in accordance with generally accepted accounting principles as applied to the nursing home industry.

            C. Additional Rent. If any additional monthly Gross Revenues are available after payment of (i) the Base Rent; (ii) the Initial Monthly Lessee Payments; and (iii) all other expenses and costs related to the operation of the Property, including, without limitation, any amounts withheld by the Lessee as reserves, then Lessee shall pay to Lessor as Additional Rent fifty percent (50%) of such remaining monthly Gross Revenues each month during the term of this Agreement and Lessee shall pay itself the remaining fifty percent (50%).

            D. Payment of Rent. All rent shall be payable at the office of Lessor or wherever Lessor shall from time to time direct.

            E. Abatement and Accrual of Rent Payments. If the Medicaid payments paid by the District of Columbia for patients cared for on the Property are partially or totally withheld and not paid for any reason, then the Lease payments under this section shall abate and accrue and shall not be due and owing until nine (9) months after full payments are reinstated by the District of Columbia. Any accrual pursuant to this section shall not be a breach of this Agreement by Lessee and shall not serve as a "cause" for purposes of termination of this Agreement by Lessor. If the Medicaid payments by the District of Columbia are partially or totally withheld then at Lessee's request, Lessor shall draw on funds from the Operational Reserves and loan said Operational Reserves to Lessee with repayment to come only from future Medicaid payments.

            F. Rent and Lessee Payments Subordinated to HUD Mortgage. No payments may be made to Lessor as Rent (either as Base Rent or Additional Rent) or to Lessee if there is a monetary default under the HUD Mortgage.

      5. Net Lease. This Agreement is intended to be a net lease in that it is the intention of the parties hereto that the rent payable to Lessor shall not be reduced by any cost or charge whatsoever and that all expenses and charges related to the ownership and operation of the Property after the date of this Agreement, whether for upkeep, maintenance, insurance, taxes, utilities, federal, state and municipal requirements and other charges of a like nature or type or otherwise shall be paid by Lessee. This provision is not in derogation of specific provisions herein, but in expansion thereof and as an indication of the general intentions of the parties hereto.

      6. Taxes and Assessments. Lessor agrees to pay to the public authorities charged with collection thereof, promptly as the same become due and payable, all taxes, assessments, and other public charges levied upon or assessed against the demised Property and/or any building, structure, fixture or improvements now or hereafter located thereon, or arising in respect of the occupance, use or possession of the leased Property, and which become due and payable.

      7. Fuel, Utility Services. Lessee hereby agrees to pay for all fuel, electricity, heat or power, gas and water, or any other utility charges incurred upon the demised Property after the date of this Agreement.

      8. Compliance with Law. Lessee covenants that in the use and occupation of the demised Property and the buildings, structures, fixtures and improvements thereon, and the sidewalks adjacent thereto, Lessee will comply with all authorities in any manner affecting the demised Property or any building, structures, fixtures and improvements thereon or the use thereof. Lessee further agrees that it will not permit any unlawful occupation, business or trade to be conducted on said Property, or any use to be made thereof contrary to any law, ordinance or regulation as aforesaid with respect thereto.

      9. Repairs, Alterations and Additions. The Lessee shall be further obliged to pay any expense from the Gross Revenues of the Property for repairing any improvements upon the demised Property, including, without limitation, extermination and landscaping, and Lessee will make all repairs and replacements necessary to maintain the same in a good, tenantable and wholesome condition, complying with all applicable laws, regulations, ordinances and requirements of all authorities having jurisdiction. Lessor, however, is not hereby relieved of responsibility of maintenance assumed by it pursuant to the HUD Mortgage and Regulatory Agreement. Lessee shall pay any costs relative to repair or replacement of furniture and fixtures from the date of this Agreement, and Lessor agrees to allow Lessee use of any Replacement Reserves for same upon proper notice. Lessee shall not remodel, reconstruct, add to, or demolish any part of the mortgaged property, or subtract from any real estate or personal property without the consent of HUD.

      10. Right of First Refusal. If Lessor receives an offer to purchase the Property along with the business of Grant Park Care Center (hereafter the "Facility") which Lessor desires to accept, Lessor shall give Lessee, or its assigns, the right of first refusal to purchase the Facility at the same price and on the same terms and conditions as the offer. Lessee shall have sixty (60) days after receipt of a copy of such offer to purchase the Facility within which to exercise in writing the foregoing right of first refusal. Failure to so exercise the right of first refusal within such sixty (60) day period shall be deemed a waiver thereof and Lessor shall be entitled to accept the offer for the purchase of the Facility.

      11. Insurance. Lessee shall maintain on behalf of Lessor, at all times during the term of this Agreement, the following insurance limits and coverage unless the same are less than the limits required by the Lessor's HUD Mortgage or HUD, in which case, the latter limits shall prevail and automatically supersede the following:

            A. Insurance naming Lessor, Lessee and Lessor's Mortgagee, as their respective interests may appear, as insureds upon the repair or replacement basis in an amount of not less than 100% of the then actual cost of replacement, but without deduction for depreciation; co-insurance shall be permitted with deductible provisions not to exceed $5,000 in any one casualty, against loss or damage by fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, aircraft, vehicles and smoke and such other risks as are now or thereafter included in the uniform standard extended coverage endorsement in common use for similar structures, including, without limitation, vandalism and malicious mischief;

            B. Business interruption insurance naming Lessee and Lessor as insureds covering loss of revenues and other income by Lessee or Lessor by reason of total or partial suspension, or interruption in the operation, of the Property caused by damage or destruction of the Property, in an amount not less than the average cash flow from the Property for the six (6) months prior to the execution of this Agreement;

            C. Comprehensive general liability insurance naming Lessor, Lessor's Mortgagee and Lessee, as their respective interests may appear, as insureds providing insurance, with deductible provisions not to exceed $5,000, to the extent of not less than $1,000,000 per occurrence limit of liability for personal injury and property damage; including, without limitation, loss of use therefrom occurring on or in any way related to the Property or any part thereof, with excess coverage or "umbrella" insurance for claims under such coverage stated above in the amount not less than $1,000,000;

            D. Nursing Home Professional liability insurance naming Lessor and Lessee as insureds providing insurance, with deductible provisions not to exceed $5,000, to the extent of not less than $1,000,000 per occurrence for malpractice claims with excess coverage or "umbrella" insurance for claims under such coverage in the amount of not less than $1,000,000;

            E. Automobile liability insurance naming Lessor and Lessee as insureds to the extent of not less than $500,000 combined single limit for bodily injury and property damage, including death resulting therefrom, with excess coverage or "umbrella" insurance for claims under such coverage in the amount of not less than $1,000,000;

            F. Workers compensation insurance naming Lessor and Lessee as insureds in the maximum amount recoverable pursuant to applicable statutes; and

            G. Fidelity bonds for employees as required by law.

      All insurance provided for under the foregoing provisions of this paragraph shall be effected by policies issued by insurance companies of good reputation and of sound and adequate financial responsibility, licensed and qualified to do business in the

District of Columbia. Each of the policies of insurance shall also insure the respective offices, agents and employees of Lessor and Lessee.

      The insurance required under this paragraph may be included in Lessee's master insurance policy if such inclusion reduces the overall cost of insurance for this Property. All insurance policies shall contain a provision that such insurance may not be canceled by the issuer thereof without at least thirty (30) days advance written notice to Lessor, Lessee and all Mortgagees. In the event Lessor shall fail or refuse to cooperate with Lessee to procure such insurance, Lessor shall hold Lessee free, harmless and indemnified with respect to any liability resulting from such failure to insure provided said liability was not caused by Lessee's gross negligence or willful misconduct.

      12. Other Operating Expenses. Lessee agrees to pay from the Gross Revenues of the Property all other operational expenses of the Property not heretofore mentioned.

      13. Surrender. Lessee agrees that, upon termination by lapse of time or otherwise of the term hereby created, or any extension thereto, it will deliver and surrender up to the Lessor said Property in good condition and repair; any damage, deterioration or destruction resulting from ordinary wear and tear, loss by fire, casualty and causes beyond Lessee's control are excepted.

      14. Liens. Lessee will not permit any mechanic's, laborer's, or materialmen's liens to stand against the demised Property for any labor or material furnished to Lessee or claimed to have been furnished to Lessee in connection with work of any character performed or claimed to have been performed on said premises by or at the direction or sufferance of Lessee, but nothing herein contained shall in any way prejudice the rights of Lessee to contest to final judgment or decree any such lien. In the event of failure of the Lessee to procure the discharge of any such lien or contest such lien as above provided, by bond or any other method, Lessor may, without further notice, procure the discharge thereof by bonding, payment or otherwise, and all costs and expenses incurred by Lessor in obtaining such discharge shall become due as additional rent upon the next rental payment.

      15. No Abatement of Rent. The partial destruction of any building on the Property by fire or natural elements shall not in any manner affect this Agreement or the rights and obligations of Lessee hereunder and the rent shall not abate, diminish or cease during reconstruction. However, should the Lessor fail to undertake to repair, rebuild or replace any such damage or destruction within forty-five (45) days after such fire or other casualty, or shall fail to complete such work diligently, then the terms of this Agreement shall expire at the option of Lessee, after ten (10) days written notice to Lessor. This Section 15 shall not in any way diminish Lessee's rights to abatement and accrual of rent under
Section 4.E. hereof.

      16. Damage or Destruction. If the Property covered hereby, or any part thereof, shall be damaged by fire or other hazard against which insurance is held, the amounts paid by any insurance company in pursuance of the contract of insurance to the extent of the indebtedness then remaining unpaid, shall be paid to the Lessor, and, at its option, may be applied to the debt or released for the repairing or rebuilding of the Property.

      17. Condemnation. If the demised Property shall be condemned or taken in its entirety for a public or quasi-public use, all compensation therefore shall be paid to and become the property of Lessor subject to the terms of the HUD Mortgage and the Regulatory Agreement, and this Agreement and all obligations hereunder shall terminate as of the date of taking. If only a portion of the demised Property shall be condemned or taken for a public or quasi-public use, any and all awards or compensation arising from such condemnation or taking shall be paid to the Lessor subject to the terms of the HUD Mortgage and the Regulatory Agreement, and this Agreement shall continue without modification, unless and except that if so much or such portion of the Property be taken that the taking shall materially interfere with the efficient operation of its business by Lessee on the Property, the judgment of the Lessee as to the materiality of such interference being conclusive, then at any time within sixty
(60) days after taking of such portion of the Property, Lessee may terminate this Agreement by serving upon the Lessor written notice of its intention to do so. In the event this Agreement is so terminated, then any and all awards or compensation arising from such condemnation or taking shall be paid to and become the sole property of the Lessor subject to the terms of the HUD Mortgage and the Regulatory Agreement, and all obligations hereunder shall cease as of the date of such termination. Nothing contained herein shall be construed to preclude the Lessee from prosecuting any claim directly against the condemning authority in such condemnation proceedings for loss of business, or depreciation to, damage to, or cost of removal of, or for the value of stock, trade fixtures, furniture and other personal property belonging to the Lessee; provided, however, that no such claim shall diminish or otherwise adversely affect the Lessor's award.

      18. Reduction of Bed Capacity. Lessee shall not voluntarily reduce the bed capacity of the Property without the prior written consent of HUD.

      19. Assignment and Subletting. Lessee may not assign or encumber this Agreement or its rights hereunder without first obtaining the written consent of Lessor and HUD. In such event, Lessee shall remain liable for the payment of all rent required to be paid hereunder and for the performance of all terms, covenants and conditions herein undertaken by Lessee. Lessee shall not have the right to sublet the operation of the leased Property or any portion thereof, at any time during the term of this Agreement without first obtaining the written consent of the Lessor and HUD.

      20. Holding Over. In the event Lessee continues to occupy the Property after the last day of the term hereby created, or after the last day of any extension of said term, and the Lessor elects to accept rent thereafter, a tenancy from month to month only shall be created and to for any longer period without the written concurrence of Lessee.

      21. Abandonment and Reletting. If Lessee shall abandon or vacate said Property, except as permitted hereunder, the same may be re-let by Lessor for such rent, and upon such terms as to it may seem fit and in accordance with Lessor's Partnership Agreement, the HUD Mortgage and the Regulatory Agreement. If a sufficient sum shall not be thus realized monthly after paying the expense of such re-letting and collecting, to satisfy the rent hereby reserved, Lessee agrees to satisfy and pay all deficiencies during each month of the remaining period of this Agreement.

      22. Subrogation Waiver. Lessor hereby waives any and all claims against Lessee, its assignees or sub-lessee for damage or destruction of any improvements on the leased Property (whether or not resulting from the fault or negligence of Lessee, its assignees or sub-lessee or their agents or employees) which improvements are to be covered by said insurance by Lessee and the parties agree that said certificate of insurance will recognize this waiver of Lessor by a good and sufficient waiver of subrogation provision, provided, however, that nothing herein shall be construed as waiving Lessor's right to any insurance proceeds under policies provided by Lessee, but paid for by Lessor.

      23. Default, Certain Termination and Remedies.

            A. Lessee Defaults. If Lessee defaults in the payment of the above rent, or any part thereof, or in any of the covenants herein contained to be kept by the Lessee, and such default shall continue for a period of ninety (90) days, it shall be lawful for Lessor at any time after said ninety (90) days, at its election and without notice to declare said term ended and to reenter said Property or any part thereof, with or without process of law, and to remove Lessee or any persons occupying the same, without prejudice to any remedies which might otherwise be used for arrears of rent, and Lessor shall have a valid and first lien upon all personal property which Lessee owns or may hereafter acquire or have any interest in, whether exempt by law or not, as security for payment of the rent herein reserved. Lessor may only relet the Facility in accordance with Section 20 hereof.

            B. Lessee's Right to Terminate. Lessee has the right to terminate this Agreement, without further obligation to Lessor (including the payment of rent), upon thirty (30) days written notice to Lessor, if Lessee, in its sole judgment, concludes that the reimbursement of costs to patients at the Facility under the Medicaid or the Medicare programs are insufficient for it to make a reasonable profit. At the expiration of the thirty (30) day notice period, Lessee shall abandon the Facility to the Lessor and shall only be responsible to pay Lessor monies owed pursuant to this Agreement, if any, prior to its abandonment and termination pursuant to this Section 22.

            C. Certain Termination. Lessor may terminate this Agreement, subject to Lessee's rights under Section 10 hereof, upon the sale of the Property after giving Lessee ninety (90) days prior notice of the sale (the "Termination Notice") and upon the payment of a Termination Fee on the date the Termination Notice is given equal to the total Initial Monthly Lessee Payments and Additional Rent payments paid to Lessee during the most recent 12 months prior to the date the Termination Notice is delivered.

      24. Remedies Cumulative. The remedies conferred by this Agreement upon Lessor and Lessee are not intended to be exclusive, but are cumulative and in addition to all remedies otherwise afforded by law.

      25. Successors. This Agreement and all covenants and agreements herein contained shall be binding upon, apply and inure to the respective successors and assigns of all parties to this Agreement.

      26. Lessor's Title. Lessor's title is, and always shall be, paramount to the title and interest of Lessee, and nothing herein contained shall empower the Lessee to do any act which can or shall encumber the title of the Lessor. Lessee agrees to subordinate its interest in this Agreement to the HUD Mortgage that encumbers the demised Property. If Lessee fails to execute such subordination within a reasonable time, Lessor is hereby granted a limited Power of Attorney to execute same in name of Lessee. This Agreement (and Lessee's interest in all personal property) shall be subject and subordinate to the HUD Mortgage securing the Note to Quaker Mortgage Corporation or other obligations endorsed for insurance by HUD. Nothing contained herein shall relieve the Lessor of any obligations under the HUD Mortgage securing any Note insured by HUD.

      27. Books and Financial Statements. Lessee shall deliver to Lessor at the end of each fiscal year, or more often as requested by Lessor, the books of its operations. In addition, Lessee shall on or before the end of each calendar month, provide to Lessor a balance sheet and a profit and loss statement showing the results of operation of the Property for the past calendar month.

      28. License. Lessee at all times shall maintain in force and effect a license from the District of Columbia to operate a nursing home, and shall at all times employ a duly qualified administrator to operate the Home.

      29. Employees. Lessor shall have direct responsibility for recruiting, hiring, training, promoting, assigning and discharging all operating and service personnel necessary for the proper operation and maintenance of the Property. All employees shall be employees of the Lessor and the Property and shall not be employees of the Lessee but Lessee shall lease the employees from Lessor and the Property for the employees' cost to Lessor.

      30. Notice of Action Against License. Notwithstanding any other provision of this Agreement to the contrary, Lessee shall inform Lessor immediately by hand delivery, telephone or telegraph of any action taken, commenced or instituted by any state or federal authority having jurisdiction over the Property as a health care facility to terminate or revoke any license certification of Lessee. Such notice shall be given to Lessor at the address set forth in Paragraph 33.A. below.

      31. Deed in Lieu of Foreclosure. In the event of a Deed in Lieu of Foreclosure, this Agreement may be terminated at the option of the Secretary of HUD, with or without fault.

      32. Surrender of Possession. Lessee shall, on or before the last day of the term of this Agreement, surrender possession of the Property to Lessor, free and clear of sub-tenancies not specifically agreed upon by Lessor, clean and in good condition and repair, ordinary wear and tear excepted. The Property, upon the surrender of possession, shall be in compliance with all local codes and regulations, notwithstanding that such codes and regulations may not have applied to Lessee during the term of this Agreement.

      33. Quiet Enjoyment. If and so long as Lessee is not in default hereunder, Lessor agrees that it will not interfere with the peaceful and quiet occupation and enjoyment of the Property by Lessee.

      34. Miscellaneous Provisions.

            A. Notices. Any notice or other communication by either party to the other shall be in writing and shall be given, and be deemed to have been duly given, if either delivered personally or mailed, postage prepaid, by registered or certified mail, or overnight delivery service (i.e., U.P.S. or Federal Express) addressed as follows:

            TO LESSOR:

            Grant Park Nursing Home Limited Partnership
            5000 Nannie Helen Burroughs Ave., N.E.
            Washington, D.C. 20019-4827
            Attention: J. Stephen Eaton

            TO LESSEE:

            WelCare Acquisition Corp.
            7000 Central Parkway
            Suite 970
            Atlanta, Georgia 30328
            Attention: Alan C. Dahl

            WITH A COPY TO:

            Nelson, Mullins, Riley & Scarborough
            400 Colony Square, Suite 2200
            1201 Peachtree Street
            Atlanta, Georgia 30361
            Attention: Paul A. Quiros

or to such other address and to the attention of such other person or officer as either party may from time to time designate.

            B. Change of Address. Lessor and Lessee may change their address for purposes of this Agreement by giving notice thereof in accordance with the provisions set forth for notices above.

            C. Understanding and Agreements. This Agreement constitutes all of the understandings and agreements of whatever nature or kind existing between the parties with respect to the subject matter hereof. This Agreement may be modified upon agreement by both parties if required to do so by HUD and any other regulatory agencies that have authority over the Property.

            D. Headings. The paragraph headings contained herein are for convenience of reference only and are not intended to define, limit or describe the scope or intent of any provisions of this Agreement.

            E. Approval or Consent. Whenever, under any provision of this Agreement, the approval or consent of either party is required, the decision thereon shall be promptly given, and such approval or consent shall not be unreasonably withheld.

            F. Severability. Should any part of this Agreement be declared invalid for any reason, such decision shall not affect or impair the validity of the remaining part or parts hereof, and this Agreement shall remain in full force and effect as to all parts not declared invalid or unenforceable as if the same had been executed with the invalid or unenforceable portion(s) thereof eliminated.

            G. Applicable Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the District of Columbia (without regard to its rules of conflicts of laws).

            H. Further Assurances. Lessee shall, upon the request of Lessor, execute and deliver any and all further documents which may be required, contemplated or desired by Lessor in furtherance of the transactions contemplated by this Agreement.

            I. Amendment or Modifications. This Agreement shall not be amended or modified without the prior written consent of the parties hereto.

            J. Time. Time is of the essence of this Agreement.

            K. Binding. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto, their estates, heirs, personal representatives, successors in interest and assigns.

            L. Counterparts. This Agreement may be executed in one of more counterparts, each of which shall constitute one and the same instrument.

      IN WITNESS WHEREOF, Lessor and Lessee have executed this Agreement as of the date first set forth above.

                                    LESSOR:

                                    GRANT PARK NURSING HOME, LIMITED
                                    PARTNERSHIP, a District of Columbia limited partnership, by its managing general partner, WelCare Service Corporation - Grant Park


                                    By: /s/ J. Stephen Eaton
                                        ----------------------------------------
                                        J. Stephen Eaton,
                                        President

                                    LESSEE:

                                    WELCARE ACQUISITION CORP., a Georgia
                                    Corporation


                                    By: /s/ Alan C. Dahl
                                        ----------------------------------------
                                        Alan C. Dahl,
                                        Vice President